UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2020

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue, Suite 501, Hackensack, New Jersey 07601
(Address of principal executive offices, including zip code)

(248) 960-9009
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Resignation of President and Chief Executive Officer and Director
On April 17, 2020, Stuart Paul resigned as the President and Chief Executive Officer of Rockwell Medical, Inc. (the “Company”) and as a member of the board of directors of the Company (the “Board”) effective immediately. As a result of Mr. Paul’s resignation and the previously disclosed decision by Lisa Colleran not to stand for reelection at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”), the size of the Board will be reduced to five directors effective as of the Annual Meeting. Mr. Paul’s decision was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Appointment of President and Chief Executive Officer
On April 17, 2020, the Board appointed Russell H. Ellison, M.D., M.Sc. as the Company’s President and Chief Executive Officer effective immediately. Dr. Ellison has served as a member of the Board since January 2020. He will continue to serve as a Class III Director but has resigned as a member of the Compensation Committee.
Dr. Ellison, age 72, has held leadership positions in both emerging biotechnology and large pharmaceutical companies for more than four decades, and has extensive knowledge of the renal and anemia space. He served as a consultant to the Company from August 2019 to April 2020. Previously, he served as Chief Executive Officer of Promedior, Inc. (sold to Roche in 2019), a biotechnology company in fibrosis, from May 2018 to December 2018. Dr. Ellison served as the President and Chief Executive Officer of Bond Biosciences, Inc., a private start-up biotechnology company focused on addressing the iron overload in hemochromatosis, from July 2016 to May 2018. From February 2015 to May 2018, Dr. Ellison was a Managing Partner at Alameda Consulting LLC, where he provided drug development and investment advisory services to biopharmaceutical companies and investors. From September 2015 to May 2018, he served as an Executive Director of Torreya Partners LLC, a life sciences industry investment banking firm. Previously, he served as Chairman of the board of directors and Chief Executive Officer of Assembly Biosciences, Inc., a publicly-traded biotechnology company formed following the merger of Ventrus Biosciences, Inc. and Assembly Pharmaceuticals, from July 2014 to February 2015, and as Chairman of the board of directors and Chief Executive Officer of Ventrus Biosciences, Inc., a publicly-traded biotechnology company, from December 2010 to July 2014. From July 2007 to January 2010, Dr. Ellison served as Executive Vice President of Paramount Biosciences LLC, a global pharmaceutical development and healthcare investment firm. Prior to that, Dr. Ellison served as Vice President of Clinical Development of Fibrogen, Inc., a public biotechnology company developing products for anemia, where he was involved in the early clinical development of Roxadustat, Vice President of Medical Affairs and Chief Medical Officer of Sanofi-Synthelabo, USA, and Vice President, Medical Affairs and Chief Medical Officer of Hoffman-La Roche, Inc. (USA). He has also held senior-level medical affairs and drug development positions at Hoechst Canada, Inc., Glaxo Canada, and Pharma International, Ciba Geigy. Dr. Ellison previously served as an independent board director for Cougar Biotechnology, Inc., a publicly-traded pharmaceutical company that was acquired by Johnson & Johnson in 2009, and CorMedix, Inc., a public pharmaceutical company. He also has served as a director of several privately held development-stage biotechnology companies. Dr. Ellison received an M.Sc. from The London School of Tropical Medicine and Hygiene, and an M.D. from the University of British Columbia. There is no information that is required to be disclosed with respect to Dr. Ellison pursuant to Item 404(a) of Regulation S-K.
On April 17, 2020, in connection with Dr. Ellison’s commencement of employment, the Company entered into an employment agreement with Dr. Ellison pursuant to which he will serve as the Company’s President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement provides that Dr. Ellison will serve as an at-will employee. Dr. Ellison will receive an annualized base salary of $500,000 (“Base Salary”) and is eligible for a one-time performance-based bonus of $500,000 upon the achievement of certain performance goals, as set forth in the Employment Agreement. Dr. Ellison will be eligible to earn year-end performance bonuses with a target bonus opportunity of 70% of his Base Salary (“Target Bonus”) and is eligible to participate in the employee benefit plans and programs generally available to the Company’s similarly situated senior executives. Dr. Ellison is also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the Board. In connection with his commencement of employment, he received an initial equity grant comprised of a time-based option to purchase up to 600,000 shares of the Company’s common stock (the “Initial Time-Based Options”) and a performance-based option to purchase up to 600,000 shares of the Company’s common stock (the “Initial Performance-Based Options”). The Initial Performance-Based Options are conditioned upon and subject to stockholder approval of an Amendment and Restatement of the Rockwell Medical, Inc. 2018 Long-Term Incentive Plan, which will be voted upon by the stockholders at the Annual Meeting. In the event that such stockholder approval is not obtained, the Initial Performance-Based Options will be forfeited and of no further force or effect.
Under the Employment Agreement, upon a termination of Dr. Ellison’s employment due to death or Disability, any equity awards held by Dr. Ellison subject to time-based vesting conditions will accelerate and become fully vested and the Initial Performance-Based Options, to the extent outstanding as of the date of such termination, will accelerate and become exercisable, if at all, in accordance with the terms of the award agreement evidencing such Initial Performance-Based Options. All stock options held by Dr. Ellison that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options.
Under the Employment Agreement, upon a termination of Dr. Ellison’s employment by the Company without Cause or by Dr. Ellison for Good Reason, Dr. Ellison will be entitled to receive, subject to his execution and non-revocation of a separation agreement and release of claims in favor of the Company and compliance with certain restrictive covenants, (i) an amount equal to the sum of his Base Salary then in effect plus 100% of his annual Target Bonus, payable in equal installments for a one-year period, (ii) reimbursement of COBRA coverage or Dr. Ellison’s costs if he maintains separate medical coverage for up to one year (or, if sooner, until he receives substantially similar coverage from another employer), and (iii) Dr. Ellison’s Initial Time-Based Options will continue to vest for a period of one year and his Initial Performance-Based Options, to the extent outstanding as of the date of such termination, will accelerate and become exercisable, if at all, in accordance with the terms of the award agreement evidencing such Initial Performance-Based Options. All stock options held by Dr. Ellison that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, and all stock options that become exercisable over the one-year period following such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options.
Under the Employment Agreement, in the event of a Change of Control, upon a termination of Dr. Ellison’s employment by the Company without Cause or by Executive for Good Reason during the Effective Period, subject to his compliance with certain restrictive covenants, Dr. Ellison will be entitled to receive: (i) a pro-rated Target Bonus based on the number of days employed during the year of termination, (ii) an amount equal to 1.5 times the sum of his Base Salary then in effect plus 100% of his annual Target Bonus, (iii) reimbursement of COBRA coverage or Dr. Ellison’s costs if he maintains separate medical coverage for up to one year (or, if sooner, until he receives substantially similar coverage from another employer) and (iv) any equity awards held by Dr. Ellison subject to time-based vesting conditions will accelerate and become fully vested and the Initial Performance-Based Options, to the extent outstanding as of the date of such termination, will accelerate and become exercisable, if at all, in accordance with the terms of the award agreement evidencing such Initial Performance-Based Options. All stock options held by Dr. Ellison that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the expiration date of the stock options.
In connection with the Employment Agreement, Dr. Ellison also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.
Capitalized terms used in herein, but not defined, shall have the meanings given to them in the Employment Agreement. The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 8.01                                           Other Events.
On April 20, 2020, the Company issued a press release announcing the appointment of Dr. Ellison as President and Chief Executive Officer. Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 8.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01              Financial Statements and Exhibits.
(d) Exhibits.
EXHIBIT INDEX

Exhibit No.	Description

10.1	Russell Ellison Employment Agreement, dated April 17, 2020
99.1	Press Release, dated April 20, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: April 20, 2020	By:	/s/ Angus Smith
Angus Smith
Chief Financial Officer